Exhibit 10.10

Tianjin Free Trade Zone International Automall

Office Tenancy Contract

Contract No. 2017-009

Party A (the Leaser): Tianjin Binhai International Automall Co., Ltd.

Party B (the Lessee): Tianjin Binhai Shisheng Trading Group Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China, Party A and Party B, upon amicable consultation, hereby agree to enter into this Contract for joint compliance and observation with respect to matters of Party B’s renting of the office in Party A’s automobile city.

Article 1. The Premises

The Premises is located on the ground floor of Tianjin Free Trade Zone International Automall, No.86, Tianbao Avenue, Tianjin Free Trade Zone. The area of the office is 508.91 square meters.

Article 2. Lease Term

The lease term of this Contract shall be one (1) year from 1st January 2017 to 31st December 2017. Where Party B intends to renew the lease term upon expiration thereof, Party B shall inform Party A in writing thirty (30) days (including day-off) prior to the maturity of the lease term, and this Contract may be renewed upon consultation with Party A and upon unanimous negotiation by both parties.

Article 3. Rental and Payment Method

Upon consultation by Party A and Party B, the annual rental of the office shall be One Hundred and Twenty Thousand Yuan (RMB 120,000).

The rental shall be payable every half a year. The rental of the first six months shall be Sixty Thousand Yuan Only (RMB 60,000), and shall be payable within THREE days from the signature date of this Contract. The rental of the next six months shall be payable within thirty (30) days prior to the maturity of the first lease term.

Article 4. Usage of the Premises

The Premises mentioned in this Contract shall only be used as Party B’s office.

Article 5. Deposit

Party B shall, within three days this Contract is executed, pay RMB 0.00 to Party A as a warranty that Party B will perform this Contract. Upon termination or expiration of this Contract, Party A shall return the deposit (without any interest) to Party B as soon as Party B settles all its outstanding payable charges. Should any loss or damages arise to Party A or any third party due to default of Party B, such deposit shall be used for indemnifying such losses or damages. In the event that such deposit is insufficient to indemnify such losses or damages, Party B shall pay additional amount as necessary.

Article 6. Relevant Expenses in the Term of Lease

1. Besides the Premises mentioned in this Contract, Party A shall provide Party B with property services including central air-conditioner, public lighting, and public area cleaning and security. Party A shall not charge additional fees for its provision of the above-mentioned services.

2. Other expenses if incurred shall be borne by Party B upon two parties’ consultation.

Article 7. Principles for handling facilities installed by Party B in the Term of Lease

1. Party B may, upon Party A’s consent, install other facilities which related with auto-show and business inside the Premises without prejudice to the existing facilities of Party A or harm the normal usage of the adjacent parties.

2. When the term of lease expires, Party A may, at its own option, keep the above-mentioned facilities or request Party B to remove them and restore to the original state. Where Party A determines to keep them, no compensation shall be made to Party B.

Article 8. Two parties’ rights and obligations

1. Two parties acknowledge that the User Manual of Tianjin Free Trade Zone Automall (hereinafter referred to as User Manual) and Safety Responsibility Agreement shall be attachment to this tenancy contract. Such attachment has been delivered by Party A to Party B upon signing of this Contract(Party B is required to affix receipt stamp to the last page of this Contract).Two parties shall comply with this Contract, as well as the provisions of the User Manual and the Safety Responsibility Agreement. The attachment hereto shall have the equal legal effect as of this Contract.

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2. Besides observing the provisions of this Contract and the User Manual, Party B shall obey the unified management given by Party A and its working staff. In the lease term, if Party A need to decorate the office, Party B shall give cooperation thereto.

3. Party B shall not early terminate the lease term without Party A’s consent.

4. If the Premises keeping vacant above 15 days after leased by Party B, which should be deemed as Party B’s early terminating the lease term.

5. Party A shall not early cancel this Contract without acceptable reason. In case Party A early terminate this Contract with no good reason, Party A shall return to Party B the rental already paid by Party B but yet to expire.

6. Party B agrees that where Party B fails to pay Party A the rental and other expenses, Party A may withhold Party B’s office supplies. In the event that Party B is unable to pay the above-said expenses within the period of time specified by Party A, Party A may auction or sell any item withheld. Proceeds from such auction or sale shall be prioritized to cover Party A’s loss; Party A shall return the balance thereof if any to Party B; in case such proceeds are insufficient to cover Party A’s loss, Party A may continue to demand indemnification.

7. Neither party hereto shall assume indemnity liability to each other in case of loss of life and property due to force majeure.

Article 9. Amendment, Rescission or Termination of the Contract

1. Supplement or amendment may be made to this Contract upon unanimous consultation of two parties hereto. Such supplement or amendment shall be made in writing, and shall have the equal effect as of this Contract upon signature and stamp by both parties hereto.

2. Where Party B violates the provisions of this Contract and the User Manual, Party A may early terminate this Contract without return of the rental already paid by Party B, and demand indemnification for other expenses payable by Party B or for Party A’s loss as a result of such violation.

3. Party B may early rescind this Contract in case that Party A fails to comply with the provisions of this Contract and the User Manual. In case Party B early terminates this Contract for which Party A is held responsible, Party A shall return the rental already paid by Party B but yet to expire, and Party B may demand indemnification for other loss it may suffer.

4. This Contract shall cease to be valid upon the expiration of the performance period. In case two parties have no intention for renewal of the lease term, Party B shall move out of the Premises and return to Party A the Premises and related facilities on the expiration date of the lease term. Should Party B fail to do so within specified period of time, Party B shall pay an amount at twice the rental of this Contract for each day delayed as penalty.

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Article 10. Liabilities for breach of the contract by two parties

1. Any violation of the obligations specified in this Contract, the User Manual and the Safety Responsibility Agreement by either party hereto shall constitute breach of this Contract. Therefore, the observing party shall have the right to request the other party to assume default liability and indemnity liability in accordance with the provisions of this Contract and legal regulations and rules.

2. Where Party B fails to pay the rental at the time agreed in this Contract, Party B shall undertake default liability to Party A and pay Party A an amount at twice the rental as agreed in this Contract for each day delayed as penalty, and Party A may execute its right to cancel this Contract.

3. Party A shall deliver the Premises to Party B within three (3) days when Party B has paid the rental and deposit of first six months. Should Party A fail to do so, an amount twice the rental as agreed in this Contract shall be payable to Party B as penalty.

4. In case of inability to perform this Contract due to policies of the State and local government’s management department, neither party shall assume default liabilities to each other.

Article 11. Contractual Dispute Settlement Method

Dispute arising from the performance of this Contract shall be settled through consultation by two parties hereto; if no agreement can be reached, either party hereto may bring the case in dispute to the people’s court of jurisdiction. In case of any change in the jurisdiction of local people’s court on the case, two parties agree to take the place where Premises situates as the place for performance of this Contract, and the prosecutor shall initiate a proceeding at such place where this Contract is performed.

Article 12. This Contract is made in five copies, and two parties shall retain two copies thereof respectively, and the last copy shall be furnished to the management department for record-filing. This Contract shall come into effect upon signature and stamp by two parties hereto and upon Party B’s payment of rental and deposit for the first six months to Party A. In case this Contract is not in line with relevant contracts previously executed by both parties hereto, this Contract shall prevail, and such relevant contracts shall automatically be terminated.

Party A:	Party B:

(signature and stamp)	(signature and stamp)

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